Exhibit 31.4

CERTIFICATION

I, Mark Heinen, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Volato Group, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Mark Heinen
Mark Heinen
Chief Financial Officer

April 30, 2026